EXHIBIT 99.1

                               P R O X Y  C A R D
                               ANTHROGENESIS CORP.
                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD _____________, 2002

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              ANTHROGENESIS CORP.

The undersigned shareholder of ANTHROGENESIS CORP., a New Jersey corporation ("Anthrogenesis"), hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus, dated ______________, 2002, revokes all previous proxies and hereby appoints Robert J. Hariri, M.D., Ph.D., John R. Haines and Roseann J. LaRosa, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf of the undersigned, to act for the undersigned at the Special Meeting of Shareholders of Anthrogenesis to be held at the headquarters at 45 Horsehill Road, Cedar Knolls, New Jersey, at 10:00 a.m., local time on ______________, 2002, and at all adjournments or postponements thereof, and to vote all shares of capital stock that the undersigned would be entitled to vote if then and there personally present, on all matters set forth below.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE BELOW LISTED PROPOSAL.

                                                       [x] <-PLEASE MARK VOTES
                                                             AS IN THIS EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDED A VOTE "FOR" THE FOLLOWING PROPOSAL:

                                                   For     Against      Abstain
                                                   [ ]       [ ]          [ ]

PROPOSAL:        To approve the Purchase Option Agreement and Plan of Merger, dated April 26, 2002, as thereafter amended, by and among Anthrogenesis, Celgene Corporation, a Delaware corporation,
                 ("Celgene") and Celgene Acquisition Corp., a New Jersey corporation and wholly owned subsidiary of Celgene, that provides for a merger that will result in Anthrogenesis becoming a wholly owned subsidiary of Celgene, and each of Anthrogenesis' shareholders receiving a number of shares of Celgene common stock, calculated as specified in the plan of merger, and other transactions contemplated thereby.

OTHER BUSINESS:  In their discretion, the proxy holders are hereby authorized to vote on such other business as may properly come before the Special Meeting, including, among other things, a motion to adjourn the Special Meeting to another time and/or place for, among other things, the purpose of soliciting additional proxies.

                                             MARK HERE FOR      [ ]
                                             ADDRESS CHANGE
                                             AND NOTE AT LEFT

                                             Note: Please sign exactly as your
                                             name appears on your stock
                                             certificate. If the stock is
                                             registered in the names of two or
                                             more persons, each should sign.
                                             Executors, administrators,
                                             trustees, guardians, attorneys
                                             and corporate officers should
                                             insert their titles.

         The undersigned acknowledges receipt of the Notice of Special Meeting and Proxy Statement/Prospectus dated ______, 2002 and hereby revokes any proxy previously given.

         Signature(s) _____________________________________  Date _____________
         NOTE: PLEASE MARK, SIGN AND DATE AND RETURN THE PROXY CARD PROMPTLY
               USING THE ENCLOSED ENVELOPE.